Exhibit 3

                       AMENDMENT TO VOTING TRUST AGREEMENT


             Pursuant to Section 5 of the Voting Trust Agreement ("Agreement") dated December 29, 1992 by and between Sheldon B. Lubar, Marianne Lubar, David J. Lubar, Kristine L. Thomson, Susan L. Solvang and Joan P. Lubar, as depositors ("Depositors") and Sheldon B. Lubar, as trustee ("Trustee"), the undersigned Depositors and Trustee hereby amend the last sentence of Section 3.01 of the Agreement to read in its entirety as follows:

             "Notwithstanding the foregoing, after six years from the date hereof, the Trustee may not sell the stock without the approval of the beneficial owner."

             Dated December 12, 1997.


   DEPOSITORS:                             TRUSTEE:


   /s/  David J. Lubar                     /s/  Sheldon B. Lubar
   David J. Lubar                          Sheldon B. Lubar

   /s/  Marianne Lubar
   Marianne Lubar

   /s/  Joan P. Lubar
   Joan P. Lubar

   /s/  Kristine L. Thomson
   Kristine L. Thomson

   /s/  Susan L. Solvang
   Susan L. Solvang

   /s/  Sheldon B. Lubar
   Sheldon B. Lubar